AMENDMENT NO. 1
TO THE
ENSCO SAVINGS PLAN
(As Revised and Restated Effective 1 January 2002)

THIS AMENDMENT NO. 1, executed on 23 August 2011, and effective 1 October 2011, unless specifically provided otherwise in the terms of this Amendment No. 1, by ENSCO International Incorporated, having its principal office in Dallas, Texas (hereinafter referred to as the “Company”).
W I T N E S S E T H:

WHEREAS, the Company established the Energy Service Company, Inc. Profit Sharing Plan (the “Plan”) effective May 15, 1991 in the form of a profit sharing plan designed to constitute a “qualified plan” within the meaning of applicable sections of the Internal Revenue Code of 1986, as amended (the “Code”), including Section 401(k) thereof;
WHEREAS, the Plan was amended effective May 15, 1991 by resolution of the Board of Directors of the Company (the “Board”) dated February 16, 1993 to change the name of the Plan to the “ENSCO Savings Plan”;
WHEREAS, the Company also maintained the ENSCO Profit Sharing Plan which was merged into the Plan effective July 1, 1991;
WHEREAS, the Company acquired Penrod Drilling Corporation (“Penrod”) and the Penrod Thrift Plan maintained by Penrod was merged into the Plan effective December 31, 1993 and Penrod became a participating employer in the Plan effective as of January 1, 1994;
WHEREAS, the Plan was amended by Amendment No. II effective December 31, 1993 to provide (i) that all matching contributions by the Company to the Plan will be made in shares of common stock of the Company, (ii) that the vesting schedule used by the Plan shall be a six-year schedule pursuant to which a participant is 20% vested after two years of service and an additional 20% for each year thereafter, (iii) for the direct rollover rules of Section 401(a)(31) of the Code, (iv) for the new compensation limitation of Section 401(a)(17) of the Code, (v) for elimination of the requirement that a participant be employed on December 31 of a plan year to receive an allocation of a Company matching contribution made for that plan year and (vi) for such other administrative provisions as the officers of the Company deemed appropriate;
WHEREAS, the Company appointed T. Rowe Price Trust Company successor trustee of the Plan effective January 1, 1995;
WHEREAS, the Company acquired Dual Drilling Company (“Dual”) effective June 12, 1996 and Dual Holding Company, a wholly-owned subsidiary of the Company, became the successor sponsor to Dual of the Dual Drilling Company Employees Tax Deferred/Thrift Savings Plan and Trust [the “Dual 401(k) Plan”];
WHEREAS, the eligible employees of Dual became eligible to participate in the Plan effective July 1, 1996;

WHEREAS, the Plan was amended by Amendment No. III effective July 1, 1996 by resolution of the Board to (i) provide all employees of Dual as of June 12, 1996 with credit for all service with Dual for purposes of the eligibility and vesting provisions of the Plan, (ii) permit participation in the Plan as of July 1, 1996 by all participants in the Dual 401(k) Plan as of June 30, 1996, (iii) provide that any participant in the Dual 401(k) Plan as of June 30, 1996 shall be fully vested in his account balance in the Plan as of the date he has both attained age 55 and received credit under the Plan for at least five years of vesting service, (iv) eliminate the $500 minimum withdrawal requirement with respect to in-service withdrawals of pre-tax contributions to the Plan, and (v) provide for the same rules in the Plan as are presently contained in the Dual 401(k) Plan with respect to in-service withdrawals of amounts attributable to after-tax contributions which are to be transferred to the trust of the Plan pursuant to the merger of the Dual 401(k) Plan into the Plan;
WHEREAS, the Dual 401(k) Plan was subsequently amended and restated effective as of January 1, 1989 and such restatement provided that, effective June 1, 1996, each participant in the Dual 401(k) Plan shall be fully vested in his individual account in the Dual 401(k) Plan;
WHEREAS, the Plan was amended by Amendment No. IV effective April 1, 1997 to change the “entry dates” for the Plan;
WHEREAS, (i) the Board approved the merger of the Dual 401(k) Plan into the Plan as soon as administratively practicable following the issuance by the National Office of the Internal Revenue Service of a compliance statement pursuant to the application filed by Dual Holding Company, as successor sponsor to Dual of the Dual 401(k) Plan, under the Voluntary Compliance Resolution program of the Internal Revenue Service and (ii) following receipt by Dual Holding Company of that compliance statement, the Dual 401(k) Plan was merged into the Plan effective as of January 31, 2000;
WHEREAS, the Company revised and restated the Plan, effective January 1, 1997 (the “1997 Restatement”), except for certain provisions for which another effective date was subsequently provided elsewhere in the terms of the 1997 Restatement, to (i) incorporate the prior amendments to the Plan, (ii) incorporate such other provisions as were necessary due to the merger of the Penrod Thrift Plan and the Dual 401(k) Plan into the Plan, (iii) clarify the definition of “annual compensation” used for nondiscrimination testing under Sections 401(k) and 401(m) of the Code, and (iv) bring the Plan into compliance with the Code, as modified by the Small Business Job Protection Act of 1996, the General Agreement on Tariffs and Trade under the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000, as well as all applicable rules, regulations and administrative pronouncements enacted, promulgated or issued since the date the Plan was last restated;
WHEREAS, the Company adopted Amendment No. 1 to the 1997 Restatement, effective January 1, 2002, to reflect the proposed Treasury regulations (the “Proposed Regulations”) issued under Section 401(a)(9) of the Code;
WHEREAS, the Company adopted Amendment No. 2 to the 1997 Restatement, effective as of January 1, 2002, except as specifically otherwise in Amendment No. 2, to (i) reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) which generally became applicable to the Plan effective as of January 1, 2002, and (ii) constitute good faith compliance with the requirements of EGTRRA;

WHEREAS, the Pension and Welfare Benefits Administration of the Department of Labor issued final regulations establishing new standards for processing benefit claims of participants and beneficiaries under Section 15.6 of the 1997 Restatement which were clarified by further guidance from the Pension and Welfare Benefits Administration (collectively the “Final Claims Procedure Regulations”);
WHEREAS, the Proposed Regulations for which the 1997 Restatement was amended by Amendment No. 1 were replaced by final Treasury regulations that were issued April 17, 2002 under Section 401(a)(9) of the Code relating to required minimum distributions under Section 15.4 of the 1997 Restatement (the “Final Required Minimum Distribution Regulations”);
WHEREAS, the Company acquired Chiles Offshore Inc. (“Chiles”), effective August 7, 2002, pursuant to a merger agreement among the Company, Chore Acquisition, Inc. (“Chore”), a wholly-owned subsidiary of the Company, and Chiles, whereby Chiles was merged with and into Chore, with Chore being the surviving company and continuing to exist as a wholly-owned subsidiary of the Company and the successor sponsor to Chiles of the Chiles Offshore Inc. 401(k) Retirement Savings Plan (the “Chiles 401(k) Plan”);
WHEREAS, the employees of Chiles that continued as employees of a subsidiary of the Company on and after August 7, 2002 continued to be eligible to participate in the Chiles 401(k) Plan through September 30, 2002 and then became eligible to participate in the Plan effective October 1, 2002;
WHEREAS, the Chiles 401(k) Plan was merged into the Plan effective October 1, 2002 and the assets of the Chiles 401(k) Plan were transferred on October 1, 2002 from the trust established pursuant to the Chiles 401(k) Plan to the trust established pursuant to the Plan;
WHEREAS, the Company adopted Amendment No. 3 to the 1997 Restatement, effective as of October 1, 2002, unless specifically provided otherwise in Amendment No. 3, to, among other things, (i) revise Section 15.6 of the 1997 Restatement to provide that the administrator of the Plan shall process benefit claims of participants and beneficiaries pursuant to the claims procedure specified in the summary plan description for the Plan which shall comply with the Final Claims Procedure Regulations, as may be amended from time to time, (ii) reflect the Final Required Minimum Distribution Regulations by amending Section 15.4 of the 1997 Restatement consistent with the Model Amendment provided by the Internal Revenue Service in Rev. Proc. 2002-29, (iii) permit participation in the Plan on October 1, 2002 (the “Date of Participation”) by all employees of Chiles who are both eligible to participate in the Chiles 401(k) Plan as of September 30, 2002 and are employed by the Company or a subsidiary of the Company on October 1, 2002, (iv) provide all employees of Chiles who begin to participate in the Plan as of the Date of Participation with credit for all actual service with Chiles for purposes of the eligibility and vesting provisions of the Plan, (v) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for at least three years of vesting service as of the Date of Participation shall continue to vest under the Plan in his account balance in the Plan pursuant to the vesting schedule contained in the Chiles 401(k) Plan, (vi) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for two years of vesting service as of the Date of Participation shall remain 40% vested in his account balance in the Plan but, subsequent to the Date of Participation, shall continue to vest in his account balance in the Plan pursuant to the vesting schedule of the Plan, (vii) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for one year of vesting service as of the Date of Participation shall remain 20% vested in his account balance in the Plan but, subsequent to the Date of Participation, shall continue to vest in his account balance in the Plan pursuant to the vesting schedule of the Plan, (viii) provide that any participant in the Chiles 401(k) Plan as of the Date of Participation shall become fully vested in his account balance in the Plan as of the date he has both attained age 55 and received credit under the Plan for at least five years of vesting service, and (ix) provide that any participant in the Chiles 401(k) Plan as of the Date of Participation shall be eligible for an in-service withdrawal from the Plan under Section 15.5(c) of the 1997 Restatement once every six months after he has attained 59½;
WHEREAS, the Company adopted Amendment No. 4 to the 1997 Restatement to retroactively amend the definition of Profit Sharing Entry Date in Section 1.16 of the 1997 Restatement to conform the terms of Section 1.16 of the 1997 Restatement to the actual operation of the Plan as authorized by Section 2.07(3) of Appendix B to Rev. Proc. 2002-47;
WHEREAS, the Company adopted Amendment No. 5 to the 1997 Restatement to (i) reduce the service requirement to become eligible to participate in the 401(k) feature of the Plan, (ii) revise the requirements for an election to participate in the 401(k) feature of the Plan and for subsequent amendments to a salary reduction agreement, and (iii) increase the maximum deferral percentage that may be elected under a salary reduction agreement;
WHEREAS, EGTRRA amended Section 401(a)(31)(B) of the Code to require that mandatory distributions of more than $1,000 from the Plan be paid in a direct rollover to an individual retirement plan as defined in Sections 408(a) and (b) of the Code if the distributee does not make an affirmative election to have the amount paid in a direct rollover to an eligible retirement plan or to receive the distribution directly and I.R.S. Notice 2005-5 provides that this provision became effective to the Plan for distributions on or after March 28, 2005;
WHEREAS, the Company adopted Amendment No. 6 to the 1997 Restatement (i) effective as of September 1, 2005, to increase the normal retirement age under the Plan from age 60 to age 65, and (ii) effective as of March 28, 2005, to comply with the provisions of Section 401(a)(31)(B) of the Code, as amended by EGTRRA and the guidance issued in I.R.S. Notice 2005-5 relating to the application of the new rules in connection with automatic rollovers of certain mandatory distributions;
WHEREAS, the Katrina Emergency Tax Relief Act of 2005 (“KETRA”) amended the Code to immediately authorize tax-favored withdrawals and special provisions for loans from qualified retirement plans to provide relief relating to Hurricane Katrina;
WHEREAS, the Company adopted Amendment No. 7 to the 1997 Restatement, effective as of October 3, 2005, to provide temporary relief to certain participants and related individuals affected by Hurricane Katrina in the form of (i) hardship withdrawals from the Plan, and (ii) modified loan provisions for certain loans from the Plan;
WHEREAS, the Gulf Opportunity Zone Act of 2005 amended the Code to expand the hurricane-related relief provided under KETRA to victims of Hurricane Rita and Hurricane Wilma;
WHEREAS, the Company adopted Amendment No. 8 to the 1997 Restatement to provide temporary relief to certain participants and related individuals affected by Hurricane Rita and/or Hurricane Wilma in the form of (i) hardship withdrawals from the Plan, and (ii) modified loan provisions for certain loans from the Plan;
WHEREAS, the Company adopted Amendment No. 9 to the 1997 Restatement, effective January

1, 2007, to reduce the service requirement to become eligible to participate in the profit sharing feature of the Plan with respect to employees who are employed or reemployed after December 31, 2006;
WHEREAS, the Department of Treasury issued final regulations under Sections 401(k) and 401(m) of the Code which generally became applicable to the Plan effective as of January 1, 2006 (collectively the “Final 401(k)/401(m) Regulations”);
WHEREAS, the Company adopted Amendment No. 10 to the 1997 Restatement (i) effective as of January 1 2006, to reflect the Final 401(k)/401(m) Regulations and to constitute good faith compliance with the Final 401(k)/401(m) Regulations and (ii) effective as of January 1, 2007, to exclude Carl F. Thorne from further participation in the profit sharing feature of the Plan;
WHEREAS, the Company adopted Amendment No. 11 to the 1997 Restatement, effective January 1, 2008, to (i) clarify that certain highly compensated employees are not permitted to amend their salary reduction contribution elections for a year during the year, and (ii) amend the vesting schedule in Section 14.2 of the 1997 Restatement;
WHEREAS, the Pension Protection Act of 2006 requires participant-directed individual account plans to provide quarterly benefit statements to the plans’ participants providing certain specific information;
WHEREAS, the Department of Labor issued final regulations relating to qualified default investment alternatives in participant-directed individual account plans which may become applicable to a plan effective on or after December 24, 2007 (the “Qualified Default Investment Alternatives Regulations”);
WHEREAS, the Company adopted Amendment No. 12 to the 1997 Restatement, to (i) amend, effective as of January 1, 2008, the investment funds specified in Section 1.24 of the 1997 Restatement available for participant direction of investment, (ii) amend, effective June 1, 2008, Section 1.24 and Section 22.8 of the 1997 Restatement to provide a limitation on the portion of a participant’s individual account that may be invested in Fund 5, (iii) amend, effective June 1, 2008, Section 3.1 of the 1997 Restatement to provide for automatic enrollments, (iv) amend, effective as of January 1, 2007, Section 10.2 and Section 22.8 of the 1997 Restatement to comply with the quarterly benefit statement requirements of the Pension Protection Act of 2006, (v) amend, effective June 1, 2008, Section 15.11 of the 1997 Restatement to provide for eligible rollover distributions by non-spousal beneficiaries as permitted by the Pension Protection Act of 2006, and (vi) amend, effective June 1, 2008, Section 22.8 and Section 22.10 of the 1997 Restatement to change the default investment fund and to specify related procedures in compliance with the Qualified Default Investment Alternatives Regulations governing the investment of the individual account of new participants with an employment or reemployment commencement date after May 31, 2008 who fail to affirmatively direct the investment of their individual accounts;
WHEREAS, the Company adopted Amendment No. 13 to the 1997 Restatement, to (i) amend, effective as of February 1, 2009, the investment funds specified in Section 1.24 of the 1997 Restatement available for participant direction of investment, (ii) amend, effective January 1, 2009, except as otherwise specifically provided therein to the contrary, Article II and Section 3.1(b)(iv) of the 1997 Restatement to provide for the exclusion from initial or continued eligibility to participate in the Plan of all employees of the Company and Affiliated Companies who become or may subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009, or would otherwise become or subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009 but for the fact that any such employee is not working outside the country of the employee’s permanent residence, (iii) amend, effective January 1, 2008, Section 3.2 of the 1997 Restatement to provide that an employer shall make additional matching contributions as of the last day of any plan year, commencing with the plan year ending December 31, 2008, to the extent the Plan administrator determines that a participant did not receive the same amount of matching contributions to which the participant was entitled for that plan year based on his salary reduction contributions and his annual compensation for that plan year, and (iv) amend, effective January 1, 2008, Section 7.4 of the 1997 Restatement to provide for the exclusion of all participants and employees of the Company and Affiliated Companies who become or may subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009, or would otherwise become or subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009 but for the fact that any such employee is not working outside the country of the employee’s permanent residence, from initial or continued eligibility to share in the allocation of any profit sharing contribution (as well as the forfeitures, if any, that may become allocable under Section 7.4 of the 1997 Restatement along with such profit sharing contributions) that may be made to the Plan under Section 3.3 of the 1997 Restatement for any plan year beginning on or after January 1, 2008;
WHEREAS, final Treasury regulations were issued under Section 415 of the Code which became effective to the Plan as of January 1, 2008 (the “Final 415 Regulations”);
WHEREAS, the Company adopted Amendment No. 14 to the 1997 Restatement, to (i) amend, effective January 1, 2008, Article VIII of the 1997 Restatement to reflect the Final 415 Regulations, and (ii) amend, effective October 1, 2009, Section 22.8 of the 1997 Restatement to reduce the increments by which participants can select investment funds from ten percent to the lowest increment determined from time to time by the administrator of the Plan and to reduce the limitation on the portion of a participant’s individual account that may be invested in Fund 5;
WHEREAS, the Company adopted Amendment No. 15 to the 1997 Restatement, to (i) amend, effective January 1, 2008, Section 4.1 of the 1997 Restatement to reflect the change made to the Code by the provisions of the Worker, Retiree, and Employer Recovery Act of 2008 which provide that the correction of excess elective deferrals by distribution for taxable years beginning after December 31, 2007 shall not require the distribution of gap period income, i.e., earnings attributable to such distributed amounts after the end of the taxable year through the date prior to the date of distribution, (ii) amend Sections 4.3 and 5.2 of the 1997 Restatement, as amended, to reflect the provisions of the Pension Protection Act of 2006 which provide that the correction of excess salary reduction contributions and excess matching contributions by distribution for plan years beginning after December 31, 2007 shall not require the distribution of gap period income, i.e., earnings attributable to such distributed amounts after the end of the plan year through the date prior to the date of distribution, and (iii) amend, effective for distributions after December 31, 2006, Section 15.2 of the 1997 Restatement, as amended, to reflect the provisions of the Pension Protection Act of 2006 which specify the content and timing requirements for notices required to be provided to participants regarding their distribution election rights under the Plan;
WHEREAS, the board of directors of the Company and the stockholders of the Company approved the adoption of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and between the Company and ENSCO Newcastle LLC, a newly formed Delaware limited liability company (“Ensco Mergeco”) and a wholly-owned subsidiary of ENSCO Global Limited, a newly formed Cayman Islands exempted company (“Ensco Cayman”) and a wholly-owned subsidiary of the Company, pursuant to which Ensco Mergeco merged (the “Merger”) with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Ensco Cayman;

WHEREAS, Ensco Cayman became, in connection with the Merger, a wholly-owned subsidiary of ENSCO International Limited, a newly formed private limited company incorporated under English law which, prior to the effective time of the Merger, re-registered as a public limited company named “Ensco International plc” (“Ensco UK”);
WHEREAS, pursuant to the Merger Agreement, each issued and outstanding share of the common stock of the Company was converted into the right to receive one American depositary share (each an “ADS” and collectively, the “ADSs”), which represents one Class A ordinary share of Ensco UK and is evidenced by an American depositary receipt;
WHEREAS, the Company adopted Amendment No. 16 to the 1997 Restatement to amend, effective as of December 23, 2009 (or, if different, the effective date of the Merger), (i) Section 1.10 of the 1997 Restatement to define “Ensco ADS” instead of “Company Stock,” (ii) Section 1.14 of the 1997 Restatement to prohibit any Affiliated Company that is a UK or English company from becoming an Employer under the Plan, (iii) the fund listed as Fund 5 in Section 1.24 of the 1997 Restatement to mean the Ensco ADS Fund, (iv) Section 21.6 of the 1997 Restatement to reflect the voting rights and procedures in connection with the ADSs and the underlying Shares (as defined in such section), (v) Section 21.7 of the 1997 Restatement to reflect certain concepts under English law related to offers as described in such section, (vi) Section 22.10 of the 1997 Restatement to specifically provide that each share of Common Stock held by the Trust Fund on the effective date of the Merger was converted into one ADS, pursuant to the Merger Agreement, and (vii) to make such other conforming changes to the 1997 Restatement as determined necessary;
WHEREAS, the name of Ensco UK was changed to “Ensco plc” and the name of the Plan was changed to “Ensco Savings Plan”;
WHEREAS, the Company adopted Amendment No. 17 to the 1997 Restatement, to amend (i) Sections 1.10, 21.6 and 22.10 of the 1997 Restatement to reflect the change to the name of Ensco UK to “Ensco plc,” (ii) Section 1.36 of the 1997 Restatement to reflect the change to the name of the Plan to “Ensco Savings Plan,” and (iii) Section 3.1(b)(vi) of the 1997 Restatement, effective January 1, 2007, to increase the default deferral percentage under the automatic enrollment feature of the Plan from three percent to five percent;
WHEREAS, pursuant to the guidance issued by the Internal Revenue Service in Rev. Proc. 2007-44, the Plan has been assigned a five-year remedial amendment cycle of Cycle E which requires the Plan to be amended no later than January 31, 2011 (except as may be provided otherwise by Rev. Proc. 2007-44 or other published guidance for certain interim amendments) to bring the Plan into compliance with the 2009 Cumulative List of Changes in Plan Qualification Requirements published by the Internal Revenue Service in Notice 2009-98 for Cycle E plans (the “Cycle E Cumulative List”), which identifies all changes in the qualification requirements applicable to Cycle E plans resulting from statutory, regulatory and other guidance published in the Internal Revenue Bulletin;
WHEREAS, the Pension Protection Act of 2006 enacted other changes to the Code, certain provisions of which become applicable to the Plan for Years beginning on or after January 1, 2007;
WHEREAS, the Company amended and restated the Plan, effective January 1, 2002 (the “2002 Restatement”), except for certain provisions for which another effective date is subsequently provided otherwise in the terms of the 2002 Restatement, to (i) incorporate the provisions of Amendment Nos. 1-17 to the 1997 Restatement, (ii) bring the Plan into compliance with the Code, as modified by the changes in the qualification requirements applicable to the Plan that are identified in the Cycle E Cumulative List, including, but not limited to EGTRRA, the Final Required Minimum Distribution Regulations, the Final 401(k)/401(m) Regulations, the Final 415 Regulations, and the Worker, Retiree, and Employer Recovery Act of 2008, (iii) reflect certain provisions of the Pension Protection Act of 2006 and to constitute good faith compliance with the requirements of the Pension Protection Act of 2006, and (iv) bring the Plan into compliance with all applicable rules, regulations and administrative pronouncements enacted, promulgated or issued since the Plan was restated by the 1997 Restatement;
WHEREAS, the Company acquired Pride International, Inc. (“Pride”), effective 31 May 2011, pursuant to a merger agreement by and among Ensco UK, the Company, an indirect wholly owned subsidiary of Ensco UK, ENSCO Ventures LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of Ensco UK (the “Merger Sub”), and Pride, whereby the Merger Sub was merged with and into Pride (the “2011 Merger”), with Pride surviving the 2011 Merger as a wholly owned subsidiary of Ensco UK and continuing as sponsor of the Pride International, Inc. 401(k) Retirement and Savings Plan (the “Pride 401(k) Plan”);
WHEREAS, the employees of Pride who continued as employees of Pride on and after 31 May 2011 shall continue to be eligible to participate in the Pride 401(k) Plan through 31 December 2011 and shall then become eligible to participate in the Plan effective 1 January 2012;
WHEREAS, the Pride 401(k) Plan shall be merged into the Plan effective 31 December 2011 and the assets of the Pride 401(k) Plan shall be transferred on 31 December 2011 from the trust established pursuant to the Pride 401(k) Plan to the trust established pursuant to the Plan;
WHEREAS, the Company now desires to adopt this Amendment No. 1 to the 2002 Restatement, effective 1 October 2011, unless specifically provided otherwise in the terms of this Amendment No. 1, to, among other things, (i) permit participation in the Plan on 1 January 2012 (the “Date of Participation”) by all employees of Pride who are both eligible to participate in the Pride 401(k) Plan as of 31 December 2011 and are employed by the Company or an affiliated company of the Company on 31 December 2011, (ii) provide all employees of Pride who begin to participate in the Plan as of the Date of Participation (or, such earlier date after 31 May 2011 as determined for selected employees of Pride) with credit for all service credited to such employees under the Pride 401(k) Plan for purposes of the eligibility and vesting provisions of the Plan, (iii) provide that any participant in the Pride 401(k) Plan shall, subsequent to the Date of Participation (or, such earlier date of participation after 31 May 2011 as determined for selected employees of Pride), remain 100% vested in his account balance in the Plan attributable to the balance in his 401(k) safe harbor matching employer contributions account, prior matching contributions account, prior employer matching contributions account, and prior profit sharing contributions account maintained under the Pride 401(k) Plan that shall be transferred on 31 December 2011 to the Plan, (iv) amend Section 2.1 of the 2002 Restatement to eliminate the service requirement to become eligible to participate in the 401(k) feature of the Plan and conform the definition of 401(k) Entry Date in Section 1.20 of the 2002 Restatement, (v) amend Section 2.1 of the 2002 Restatement to eliminate the service requirement to become eligible to participate in the profit sharing feature of the Plan and amend the definition of Profit Sharing Entry Date in Section 1.20 in the 2002 Restatement to mean (A) the employment commencement date of an employee with respect to an eligible employee who becomes employed before October 1 of a plan year and (B) the January 1 of the next following plan year with respect to an eligible employee who becomes employed after September 30 of a plan year, (vi) amend Section 14.5 of the 2002 Restatement to permit certain financial hardship withdrawals from the Plan, and (vii) provide that any participant in the Pride 401(k) Plan as of the Date of

Participation shall be eligible for an in-service withdrawal from the Plan under Section 14.5(c) of the 2002 Restatement attributable to prior matching contributions and profit sharing contributions under the Pride 401(k) Plan after he has attained age 59½; and
WHEREAS, (i) the benefits payable from the Plan are independent of any benefits an Employee is or may become entitled to under any other funded pension, profit sharing or savings plan, (ii) the benefits payable to an Employee, former Employee or Beneficiary under the Plan shall be determined solely by reference to the provisions of the Plan in effect on the date of such Employee's retirement or other termination of employment, except as otherwise specifically provided herein, and (iii) except as otherwise provided in the Plan or any amendment to the Plan, the provisions of any amendment to the Plan shall apply solely to an Employee, former Employee, Participant or Former Participant whose employment with an Employer terminates on or after the effective date of the amendment;
NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 1 to the 2002 Restatement:
1.Section 1.20 of the Plan is hereby amended to read as follows:
Sec. 1.20    Entry Date means (i) with respect to an eligible Employee’s ability to make Salary Reduction Contributions, the date the Employee satisfies the eligibility requirements of Section 2.1 for the 401(k) feature of the Plan [the “401(k) Entry Date”], and (ii) with respect to an eligible Employee’s participation in the profit sharing feature of the Plan, the date the Employee satisfies the eligibility requirements of Section 2.1 for the profit sharing feature of the Plan (the “Profit Sharing Entry Date”), unless such date occurs after September 30 of a Year, in which case the Employee’s Profit Sharing Entry Date shall be January 1 of the next following Year. Prior to 1 October 2011 (i) 401(k) Entry Date means the first business day of any calendar month occurring on or following the date the Employee satisfies the eligibility requirements of Section 2.1 for the 401(k) feature of the Plan, and (ii) Profit Sharing Entry Date means the first day of the calendar month coincident with or next following the date the Employee satisfies the eligibility requirements of Section 2.1 for the profit sharing feature of the Plan; provided, however, that (i) effective January 1, 2007, the Profit Sharing Entry Date for an Employee who completes his 90th day of employment during the month of December shall be the date he completes such 90th day of employment, and (ii) effective January 1, 1994 and prior to January 1, 2007, the Profit Sharing Entry Date for an Employee who completes his one-year Period of Service during the month of December shall be the date he completes such one-year Period of Service.

2.    Section 1.23 of the Plan is hereby amended to read as follows:
Sec. 1.23    401(k) Account.means the portion of the Individual Account maintained by the Trustee or the Recordkeeper for each Participant, Former Participant or Beneficiary reflecting the monetary value of such person's individual interest in the Trust Fund attributable to Salary Reduction Contributions made on the Participant's behalf pursuant to a salary reduction agreement described in Section 3.1 and attributable to qualified non‑elective contributions under Section 3.4. If the Participant was a participant in the Penrod Thrift Plan as of December 31, 1993, the Dual 401(k) Plan as of June 30, 1996, the Chiles 401(k) Plan as of September 30, 2002, or the Pride 401(k) Plan as of 31 December 2011, his 401(k) Account will also reflect his individual interest in the Trust Fund attributable to (i) the balance in his accelerated retirement account maintained under the Penrod Thrift Plan as of the Plan Merger Date, (ii) the balance in his 401(k) contributions account maintained under the Dual 401(k) Plan as of the Plan Merger Date, (iii) the balance in his deferral contributions account maintained under the Chiles 401(k) Plan as of the Plan Merger Date, or (iv) the balance in his deferral contributions account and his qualified nonelective employer contributions account maintained under the Pride 401(k) Plan as of the Plan Merger Date, whichever is applicable.
3.    Section 1.26 of the Plan is hereby amended to read as follows:
Sec. 1.26    Individual Account.means an account or record to be maintained by the Trustee or the Recordkeeper reflecting the monetary value of the undivided interest in the Trust Fund of each Participant, each Former Participant and each Beneficiary and shall include the Employer Account, 401(k) Account, Prior Plan Account, Prior Pride Plan Account, Prior Pride Plan Safe Harbor Account, Reinstatement Account, Rollover Account, if any, Transfer Account, if any, and Savings Account, if any, and such other additional account or accounts as the Administrator may establish from time to time.
4.    Section 1.39 of the Plan is hereby amended to read as follows:
Sec. 1.39    Period of Service.means the months and years of an Employee's employment with one or more Affiliated Companies, such employment commencing with the date the Employee first performs an Hour of Service (or following a Period of Severance, again performs an Hour of Service) and ending on his Severance from Service Date.
An Employee shall be given credit for all periods following the date he first becomes an Employee which do not constitute a Period of Severance, except that no credit shall be given (even though no Period of Severance shall occur) for absences referred to in Section 1.53(b) [or, prior to 1 October 2011, Section 1.51(b)]. If an Employee's employment with his Employer and all Affiliated Companies terminates by reason of quitting, discharge or retirement and thereafter he again completes an Hour of Service within 12 months of his Severance from Service Date, the period of absence shall be credited for purposes of eligibility and vesting. All Periods of Service, including noncontinuous periods, shall be aggregated and fractional periods shall be determined on the basis that 365 days equal a year of service.
Effective December 12, 1994, each period of qualified military service (within the meaning of Chapter 43 of Title 38, United States Code) served by an Employee who is reemployed under that chapter by an Affiliated Company following such service shall be considered service with an Affiliated Company for purposes of determining his Period of Service. In addition, an Employee shall be credited with the following periods of service, whichever are applicable:
(a)    the service he completed with International Tool and Supply Company, Inc. or Petroleum Rental Services, as the case may be, immediately prior to the date such Employee first completed an Hour of Service;
(b)    all service credited to such Employee under the Argosy Offshore, Ltd. Employee Savings Plan as of the date Argosy Offshore, Ltd. became an Affiliated Company;
(c)    all service credited to such Employee under the Penrod Thrift Plan as of December 31, 1993, the Plan Merger Date for that plan into the Plan;
(d)    all service credited to such Employee under the Dual 401(k) Plan as of July 1, 1996, the date the employees of Dual Drilling Company ceased to be eligible to participate in the Dual 401(k) Plan and became eligible to participate in the Plan;

(e)    all service credited to such Employee under the Chiles 401(k) Plan for actual service with Chiles Offshore Inc. as of October 1, 2002, the date the employees participating in the Chiles 401(k) Plan ceased to be eligible to participate in the Chiles 401(k) Plan and became eligible to participate in the Plan;
(f)    the service he completed with Diamond Offshore Drilling, Inc. and its affiliates immediately prior to the date such Employee first completed an Hour of Service; or
(g)    all service credited to such Employee under the Pride 401(k) Plan as of 31 December 2011, the date the employees participating in the Pride 401(k) Plan shall cease to be eligible to participate in the Pride 401(k) Plan and become eligible to participate in the Plan.
5.    Section 1.42 of the Plan is hereby amended to read as follows:
Sec. 1.42    Plan Merger Date.means the effective date of the merger of the Penrod Thrift Plan, the Dual 401(k) Plan, the Chiles 401(k) Plan or the Pride 401(k) Plan into the Plan. The Plan Merger Date is (i) December 31, 1993 for the Penrod Thrift Plan, (ii) January 31, 2000 for the Dual 401(k) Plan, a date determined by the Company following the issuance by the National Office of the Internal Revenue Service of a compliance statement pursuant to the application filed by Dual Holding Company, as successor sponsor to Dual Drilling Company of the Dual 401(k) Plan, under the Voluntary Compliance Resolution program of the Internal Revenue Service, (iii) October 1, 2002 for the Chiles 401(k) Plan, and (iv) 31 December 2011 for the Pride 401(k) Plan.
6.    Section 1.43 of the Plan is hereby renumbered as Section 1.44.
7.    A new Section 1.43 is hereby added to the Plan to read as follows:
Sec. 1.43    Pride 401(k) Plan means the Pride International, Inc. 401(k) Retirement and Savings Plan maintained by Pride International, Inc. as of the Plan Merger Date.

8.    Sections 1.44-1.59 of the Plan are hereby renumbered as Sections 1.47-1.62, respectively.
9.    A new Section 1.45 is hereby added to the Plan to read as follows:
Sec. 1.45    Prior Pride Plan Account.means the portion of the Individual Account maintained by the Trustee or the Recordkeeper for each Participant who was a participant in the Pride 401(k) Plan as of 31 December 2011, reflecting the monetary value of such person's individual interest in the Trust Fund attributable to the balance in his prior matching contributions account and prior profit sharing contributions account, if any, maintained under the Pride 401(k) Plan as of the Plan Merger Date.

10.    A new Section 1.46 is hereby added to the Plan to read as follows:
Sec. 1.46    Prior Plan Safe Harbor Account means the portion of the Individual Account maintained by the Trustee or the Recordkeeper for each Participant who was a participant in the Pride 401(k) Plan as of 31 December 2011 reflecting the monetary value of such person’s individual interest in the Trust Fund attributable to his 401(k) safe harbor matching employer contributions account, if any, maintained under the

Pride 401(k) Plan as of the Plan Merger Date.

11.    Section 1.49 of the Plan, as renumbered, is hereby amended to read as follows:
Sec. 1.49    Rollover Account.means the portion of the Individual Account maintained by the Trustee or the Recordkeeper for each Employee or Participant who makes a Rollover Contribution reflecting the monetary value of such person's individual interest in the Trust Fund attributable to his Rollover Contribution. If the Employee or Participant was a participant in (i) the Penrod Thrift Plan as of December 31, 1993, (ii) the Dual 401(k) Plan as of July 1, 1996, (iii) the Chiles 401(k) Plan as of September 30, 2002, or (iv) the Pride 401(k) Plan as of 31 December 2011, his Rollover Account shall also reflect his individual interest in the Trust Fund attributable to the balance in his rollover account, if any, maintained under the Penrod Thrift Plan, the Dual 401(k) Plan, the Chiles 401(k) Plan, or the Pride 401(k) Plan as of the Plan Merger Date.
12.    Section 1.52 of the Plan, as renumbered, is hereby amended to read as follows:
Sec. 1.52    Savings Account.means, with respect to any Participant who was a participant in the Penrod Thrift Plan as of December 31, 1993, the Dual 401(k) Plan as of July 1, 1996 or the Pride 401(k) Plan as of 31 December 2011 and while participating in any such plan made after-tax contributions to that plan, the portion of the Individual Account maintained by the Trustee or the Recordkeeper for each such Participant reflecting the monetary value of that Participant's individual interest in the Trust Fund attributable to (i) the balance in his savings account maintained under the Penrod Thrift Plan as of the Plan Merger Date to reflect the after-tax contributions he made to that plan, (ii) the balance in his participant after-tax employee contributions account maintained under the Dual 401(k) Plan as of the Plan Merger Date to reflect the after-tax contributions to that plan, or (iii) the balance in his employee contributions account maintained under the Pride 401(k) Plan as of the Plan Merger Date to reflect the non-deductible employee contributions to that plan.
13.    Section 2.1 of the Plan is hereby amended to read as follows:
Sec. 2.1    Eligibility. Each Employee (i) shall be eligible to become a Participant in the 401(k) feature of the Plan as provided in Section 2.2 on the 401(k) Entry Date and (ii) shall be eligible to participate in the profit sharing feature of the Plan (subject to the allocation requirements of Section 6.4) on the Profit Sharing Entry Date, which, in each case, coincides with or which next follows the date upon which he has attained age 18; provided, in each case, the Employee is employed by an Employer on the applicable Entry Date in a class of employment eligible for participation in the Plan.
Prior to 1 October 2011, each Employee (i) shall be eligible to become a Participant in the 401(k) feature of the Plan as provided in Section 2.2 on the 401(k) Entry Date which coincides with or which next follows the date upon which he shall have both attained age 18 and completed a one-month Period of Service (or, prior to January 1, 2004, a three-month Period of Service), and (ii) who is employed or is reemployed (without having previously satisfied the then-applicable service requirement of this Section 2.1 for the profit sharing feature of the Plan) by an Employer after December 31, 2001, shall be eligible to participate in the profit sharing feature of the Plan (subject to the allocation requirements of Section 6.4) on the Profit Sharing Entry Date which coincides with or which next follows the date upon which he shall have both attained age 18 and completed at least 90 days of employment with the Employer (or, prior to January 1, 2007, a one-year Period of Service); provided, in each case, the Employee is employed by an Employer on the applicable Entry Date in a class of employment eligible for participation in the Plan. Each Employee who was eligible to participate in the Chiles 401(k) Plan on September 30, 2002 became eligible to participate in both the 401

(k) feature and the profit sharing feature of the Plan on October 1, 2002, provided he was employed by an Employer on October 1, 2002. In connection with the purchase on 7 July 2010 of the Ensco 109, formerly Diamond Offshore Drilling, Inc.'s Ocean Shield, each Employee who was formerly employed by Diamond Offshore Drilling, Inc. or an affiliate with an assignment to that rig on that date and whose employment as an Employee commenced on 21 August 2010 with a continued assignment to the Ensco 109 became eligible to participate in both the 401(k) feature and the profit sharing feature of the Plan on 21 August 2010.
14.    The last paragraph of Section 4.1 of the Plan is hereby amended to read as follows:
If the Participant also (i) participates in one or more other qualified cash or deferred arrangements within the meaning of Section 401(k) of the Code, including the Dual 401(k) Plan for the period beginning January 1, 1996 and ending June 30, 1996, the Chiles 401(k) Plan for the period beginning January 1, 2002 and ending September 30, 2002, or the Pride 401(k) Plan for the period beginning 1 January 2011 and ending 31 May 2011, (ii) has an employer contribution made on his behalf pursuant to a salary reduction agreement under Section 408(k) of the Code, or (iii) has an employer contribution made on his behalf pursuant to a salary reduction agreement toward the purchase of an annuity contract under Section 403(b) of the Code, and the sum of the elective deferrals [as defined in Section 402(g)(3) of the Code] that are made for the Participant during a taxable year under such other arrangements and the Plan exceeds the Annual Deferral Limitation (including, if applicable, the Catch-up Contribution Limitation) for that taxable year, the Participant shall, not later than the March 1 following the close of his taxable year for which the Excess Elective Deferrals have been made, notify the Administrator in writing of the portion of the Excess Elective Deferrals that he wishes to be allocated to the Plan, if any, and request that the Salary Reduction Contributions made on his behalf pursuant to Section 3.1(a) be reduced by the allocable amount specified by the Participant. If all plans, contracts and agreements described in Section 401(k), 403(b) and 408(k) of the Code pursuant to which the Participant is able to defer amounts for a taxable year for which Excess Elective Deferrals have been made are sponsored by an Affiliated Company, the Administrator shall determine to which plan, contract or agreement (including the Plan) the Excess Elective Deferrals shall be allocated for that taxable year and if the Excess Elective Deferrals are to be allocated to the Plan, the Administrator shall notify the Trustee and the Participant in writing not later than March 1 following the close of that taxable year. Such notification shall be deemed to be a notification by the Participant to the Administrator. The portion of the Excess Elective Deferrals that is allocated to the Plan, if any, shall be adjusted for income and loss in the manner provided above and shall then be distributed to the Participant no later than the immediately following April 15. If the Salary Reduction Contributions made on behalf of a Participant pursuant to Section 3.1(a) for a taxable year do not exceed the Annual Deferral Limitation (including, if applicable, the Catch-up Contribution Limitation) for that taxable year and the Administrator has not received any written Notice from the Participant (or deemed to have received written Notice from the Participant pursuant to the provisions hereof) by the March 1 immediately following that taxable year notifying the Administrator that the Participant allocates a portion of the Excess Elective Deferrals, if any, for that taxable year to the Plan, the Administrator may assume that none of the Salary Reduction Contributions made on behalf of the Participant for that taxable year constitute Excess Elective Deferrals and that no distribution is required to be made from the Participant's 401(k) Account pursuant to this Section 4.1. Notwithstanding the fact that Excess Elective Deferrals have been (or will be) distributed to a Highly Compensated Employee as provided above, the excess amount of such Salary Reduction Contributions or the portion of such Salary Reduction Contributions that are deemed to constitute Excess Elective Deferrals by reason of the Administrator's or Participant's written Notice of allocation hereunder shall still be treated as a Salary Reduction Contribution for purposes of applying the Actual Deferral Percentage test described in Section 4.2 hereof for the Year in which such Excess Elective Deferrals were made, except to the extent provided under rules prescribed by the Secretary of the Treasury.

15.    Subparagraph (b) of the second paragraph of Section 4.2 of the Plan is hereby amended to read as follows:
(b)    “Actual Deferral Ratio” means each separately calculated ratio under subsection (a) above. An Employee who is considered a Highly Compensated Employee under Section 1.24 or a Non‑Highly Compensated Employee under Section 1.34 shall be considered an “eligible Highly Compensated Employee” or an “eligible Non‑Highly Compensated Employee” for purposes of this Section 4.2 for each Year he is employed by an Employer if he has satisfied the eligibility requirements of Article II and reached a 401(k) Entry Date or other payroll period as of which he could have become a Participant, regardless of whether (i) he has elected to have an Employer make a Salary Reduction Contribution to the Plan on his behalf under Section 3.1(a) for that Year, (ii) his right to make Salary Reduction Contributions to the Plan for that Year has been totally or partially suspended under Section 14.5(d)(i) due to his receipt of a hardship distribution, or (iii) he is suspended from further contributions during the Year due to the limitations of Section 415 of the Code as described in Article VII. Moreover, the eligible Non-Highly Compensated Employees for a preceding Year shall be determined for that Year as described in the preceding sentence and shall not be affected by any such Non-Highly Compensated Employee's status as an Employee, Highly Compensated Employee or Non-Highly Compensated Employee for the current Year. Consequently, for purposes of this Section 4.2, the Actual Deferral Ratio for each Highly Compensated Employee and Non‑Highly Compensated Employee who is eligible to, but does not elect to have an Employer make a Salary Reduction Contribution on his behalf to the Plan pursuant to Section 3.1(a) for a Year, shall be zero for that Year, unless the Employer makes a qualified non-elective contribution to the Plan pursuant to Section 4.3(c) for a Year to satisfy the Actual Deferral Percentage tests, in which case the Actual Deferral Ratio for each such Non-Highly Compensated Employee shall be the ratio of that portion of the qualified non‑elective contribution attributable to contributions made by the Employer to satisfy the Actual Deferral Percentage tests which is allocated to his 401(k) Account under Section 6.5 for that Year to his Annual Compensation [as defined in subsection (c) below] paid or accrued by an Employer during that Year in which the Employee was an eligible Non-Highly Compensated Employee.
16.    Subparagraph (b) of the second paragraph of Section 5.1 of the Plan is hereby amended to read as follows:
(b)    “Actual Contribution Ratio” means each separately calculated ratio under subsection (a) above. An Employee who is considered a Highly Compensated Employee under Section 1.24 or a Non‑Highly Compensated Employee under Section 1.34 shall be considered an “eligible Highly Compensated Employee” or an “eligible Non‑Highly Compensated Employee” for purposes of this Section 5.1 for each Year he is employed by an Employer if he has satisfied the eligibility requirements of Article II and reached a 401(k) Entry Date or other date on which he could have become a Participant, regardless of whether he is eligible to receive an allocation of a Matching Contribution under Section 6.3 for that Year because (i) he elected to have an Employer make a Salary Reduction Contribution to the Plan on his behalf under Section 3.1(a) for that Year, (ii) his right to make a Salary Reduction Contribution to the Plan for that Year has been totally or partially suspended under Section 14.5(d)(i) due to his receipt of a hardship distribution, or (iii) he is suspended from further contributions during the Year due to the limitations of Section 415 of the Code as described in Article VII. Moreover, the eligible Non-Highly Compensated Employees for a preceding Year shall be determined for that Year as described in the preceding sentence and shall not be affected by any such Non-Highly Compensated Employee's status as an Employee, Highly Compensated Employee or

Non-Highly Compensated Employee for the current Year. Consequently, for purposes of this Section 5.1, the Actual Contribution Ratio for each Highly Compensated Employee and Non‑Highly Compensated Employee who is eligible to, but does not elect to have an Employer make a Salary Reduction Contribution on his behalf to the Plan for a Year and who does not receive an allocation of a Matching Contribution for that Year, shall be zero for that Year, unless an Employer makes a qualified non‑elective contribution to the Plan pursuant to Section 5.2(c) for a Year to satisfy the Contribution Percentage tests, in which case the Actual Contribution Ratio for each such Non-Highly Compensated Employee shall be the ratio of that portion of the qualified non‑elective contribution attributable to contributions made by an Employer to satisfy the Contribution Percentage tests which is allocated to his 401(k) Account under Section 6.5 for that Year to his Annual Compensation [as defined in subsection (c) below] paid or accrued by an Employer during that Year in which the Employee was an eligible Non-Highly Compensated Employee.
17.    Section 6.1 of the Plan is hereby amended to read as follows:
6.1    Establishment of Accounts. The Recordkeeper shall establish and maintain a separate account as a record of each Participant's and Former Participant's interest in the Trust Fund with respect to each Individual Account in which a Participant or Former Participant has an interest, including, as appropriate, sub-accounts for the Participant's Salary Reduction Contributions, his Matching Contributions, his profit sharing contributions, his after-tax employee contributions to the Penrod Thrift Plan, the Dual 401(k) Plan or the Pride 401(k) Plan, his 401(k) safe harbor matching employer contributions and qualified non-elective employer contributions to the Pride 401(k) Plan, his prior matching contributions and profit sharing contributions under the Pride 401(k) Plan, Rollover Contributions and his Transfer Contributions. Within each such Individual Account, one or more sub-accounts shall be maintained to reflect the Participant's investment elections among the Investment Funds.
18.    The portion of the second sentence that precedes subparagraph (a) of the first paragraph of Section 8.2 of the Plan is hereby amended to read as follows:
Except as provided below with respect to Fund 5 (as defined in Section 1.28), the value of a Participant's or Former Participant's Individual Account (including for this purpose, the separate value of the sub-accounts of a Participant's or Former Participant's Individual Account, i.e., his Employer Account, his 401(k) Account, his Prior Plan Account, his Prior Pride Plan Account, his Prior Plan Safe Harbor Account, his Reinstatement Account, if any, his Rollover Account, if any, his Transfer Account, if any, and his Savings Account, if any) held in an Investment Fund maintained hereunder shall be determined as of each Valuation Date by:
19.    The first sentence of Section 9.1 of the Plan is hereby amended to read as follows:
Each Participant and Former Participant shall at all times have a nonforfeitable interest in his 401(k) Account, Prior Plan Account, Prior Pride Plan Account, Prior Plan Safe Harbor Account, Savings Account, Reinstatement Account, Rollover Account and Transfer Account, but he shall have no right, title or interest in the balance of his Individual Account except as hereinafter provided.

20.    The first sentence of Section 13.2 of the Plan is hereby amended to read as follows:
A Participant to whom the provisions of Section 13.1 are applicable shall be entitled to receive the entire amount then standing to his credit in his 401(k) Account, his Prior Plan Account, his Prior Pride Plan Account,

his Prior Plan Safe Harbor Account, his Savings Account, his Reinstatement Account, his Rollover Account and his Transfer Account.
21.    Section 14.5 of the Plan is hereby amended to read as follows:
Sec. 14.5    Withdrawals. Except as provided in subsections (a), (b), (c) and (d) below, no amounts may be withdrawn by a Participant from his 401(k) Account, Savings Account, Reinstatement Account, Employer Account, Prior Plan Account, Prior Pride Plan Account, Prior Plan Safe Harbor Account, Rollover Account or Transfer Account until the Participant's employment with his Employer and all Affiliated Companies has terminated.
(a)    A Participant, by giving advance written Notice in the manner prescribed by the Administrator or, if allowed by the Administrator, by Interactive Electronic Communication, may withdraw from the Trust Fund all or any part of his Savings Account, determined as of the Valuation Date immediately preceding such written Notice or Interactive Electronic Communication. The Participant shall determine the amount of the withdrawal pursuant to this subsection (a). A Participant making a withdrawal pursuant to this subsection (a) shall continue to be eligible to make Salary Reduction Contributions pursuant to Section 3.1.
(b)    After withdrawal of the entire balance of his Savings Account, if any, pursuant to subsection (a) above, a Participant, by giving advance written Notice in the manner prescribed by the Administrator or, if allowed by the Administrator, by Interactive Electronic Communication, may withdraw from the Trust Fund all or any part of his Rollover Account, determined as of the Valuation Date immediately preceding such written Notice or Interactive Electronic Communication. The Participant shall determine the amount of the withdrawal pursuant to this subsection (b). In no event may more than one such withdrawal be made with respect to any Year. A Participant making a withdrawal pursuant to this subsection (b) shall continue to be eligible to make Salary Reduction Contributions pursuant to Section 3.1.
(c)    After withdrawal of the entire balance of his Savings Account, if any, pursuant to subsection (a) above and the entire balance of his Rollover Account, if any, pursuant to subsection (b) above, a Participant who is an Employee and at least age 59½ or older, by giving advance written Notice in the manner prescribed by the Administrator or, if allowed by the Administrator, by Interactive Electronic Communication, may withdraw from the Trust Fund all or any part of his 401(k) Account, Prior Pride Plan Account, Prior Plan Safe Harbor Account, and the vested balance of his Employer Account and Reinstatement Account, determined as of the Valuation Date immediately preceding such written Notice or Interactive Electronic Communication. The Participant shall determine the amount of the withdrawal pursuant to this subsection (c). In no event may more than one such withdrawal be made with respect to any Year; provided, however if (i) the Participant was a participant in the Chiles 401(k) Plan as of September 30, 2002, he may make a withdrawal pursuant to this Section 14.5(c) once every six months, or (ii) the Participant was a participant in the Pride 401(k) Plan as of 31 December 2011, no limit shall apply to the number of withdrawals pursuant to this subsection (c). A Participant making a withdrawal pursuant to this subsection (c) shall continue to be eligible to make Salary Reduction Contributions pursuant to Section 3.1.
(d)    Except as provided in subsections (a)-(c) above, no amounts may be withdrawn by a Participant from his 401(k) Account, Employer Account, and Prior Pride Plan Account unless the Participant is able to demonstrate financial hardship satisfying the requirements of this subsection

(d), prior to his (1) severance from employment with his Employer and all Affiliated Companies, (2) his disability, (3) termination of the Plan without establishment of a successor defined contribution plan [other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code, a tax credit employee stock ownership plan as defined in Section 409 of the Code, a simplified employee pension plan as defined in Section 408(k) of the Code, a SIMPLE IRA plan as defined in Section 408(p) of the Code, a plan or contract that meets the requirements of Section 403(b) of the Code, or a plan that is described in Section 457(b) or (f) of the Code] by the Employer, (4) the date of the sale or disposition by the Employer to an entity that is not an Affiliated Company of substantially all of the assets [within the meaning of Section 409(d)(2) of the Code] used by the Employer in a trade or business of the Employer with respect to a Participant who continues employment with the entity acquiring such assets, (5) the date of the sale or disposition by the Employer of its interest in a subsidiary [within the meaning of Section 409(d)(3) of the Code] to an entity which is not an Affiliated Company with respect to a Participant who continues employment with such subsidiary, or (6) such other date or dates as may be permitted by the Internal Revenue Service in its published rulings, notices or announcements or by Treasury regulations.
Subject to the foregoing:
(i)    After exercise of all withdrawals right available under subsections (a)-(c) above, a Participant, by giving advance written Notice in the manner prescribed by the Administrator or, if allowed by the Administrator, by Interactive Electronic Communication, may withdraw all or any part of his 401(k) Account, the vested portion of his Employer Account, and his Prior Pride Plan Account for a financial hardship only if, under uniform rules and regulations, the Administrator determines that (A) the purpose of the withdrawal is to meet the Immediate and Heavy Financial Need (as defined below) of the Participant, (B) the withdrawal is necessary to satisfy the need, and (C) the amount of the withdrawal does not exceed the lesser of (1) the aggregate value of the Participant’s 401(k) Account and the vested portion of his Employer Account as of the Valuation Date immediately preceding the date of the withdrawal, (2) the aggregate of the actual dollar amount of Salary Reduction Contributions made on behalf of the Participant pursuant to Section 3.1, the vested portion of his Employer Account, and his Prior Pride Plan Account as of the Valuation Date immediately preceding the date of the withdrawal or (3) the amount of such financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution).
For purposes of this subsection (d)(i), “Immediate and Heavy Financial Need” shall mean (A) expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, his spouse or his dependents (as defined in Section 152 of the Code), or the amount necessary for such persons to obtain medical care described in Section 213(d) of the Code, (B) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant, expenses for the repair of damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Section 165 of the Code (determined without regard to whether the loss exceeds any applicable limit), (C) the payment of tuition, related educational expenses, fees and room and board expenses for the next 12 months of post-secondary education for the Participant or his spouse, children or dependents [as defined in Section 152 of the Code without regard to Sections 152(b)(1), 152(b)(2) and 152(d)(1)(B) of the Code], (D) the payments by the Participant necessary to prevent eviction from his principal residence or foreclosure on the mortgage of his principal residence, (E) funeral or burial expenses of the Participant, his spouse, parent, child or his dependents [as defined in Section 152 of the Code without regard to Section 152(d)(1)(B) of the Code], and (F) such other circumstances determined by the Commissioner of Internal Revenue in revenue rulings, notices and other promulgated documents of general applicability.
For purposes of this subsection (d)(i), a withdrawal shall be considered necessary to satisfy a Participant’s Immediate and Heavy Financial Need if (A) the amount of the withdrawal does not exceed the amount of the Participant’s Immediate and Heavy Financial Need (increased if requested by the Participant by any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal), (B) the Participant has obtained all distributions, other than hardship withdrawals under this subsection (d), and all nontaxable loans (determined at the time of the loan) currently available to the Participant under the Plan and all other qualified plans maintained by the Employer in which he participates, and (C) all elective deferrals [as defined in Section 402(g)(3) of the Code] and after-tax employee contributions by the Participant to the Plan and all other plans (as described in the next sentence) maintained by the Employer are suspended for a period of six months after receipt of the hardship withdrawal hereunder. The suspension of elective deferrals and after-tax employee contributions described in clause (C) in the immediately preceding sentence also must apply to all other qualified plans and to all nonqualified plans of deferred compensation maintained by the Employer, other than any mandatory employee contribution portion of a defined benefit plan, including stock option, stock purchase and other similar plans, but not including health or welfare benefit plans (other than the cash or deferred arrangement portion of a cafeteria plan).
Except as provided in clause (C) of the immediately preceding paragraph, a withdrawal pursuant to this subsection (d) shall not result in a suspension of participation in the Plan.
(ii)    A Participant, by giving advance written Notice in the manner prescribed by the Administrator or, if allowed by the Administrator, by an Interactive Electronic Communication, may withdraw on or before the Hurricane Relief Deadline (as defined in the next sentence) all or any part of his 401(k) Account, the vested portion of his Employer Account, and his Prior Pride Plan Account and for a financial hardship only if, under uniform rules and regulations, the Administrator determines that (A) the purpose of the withdrawal is to meet the Immediate Financial Need (as defined below) of an eligible Participant or of a Participant’s eligible lineal ascendant or descendant, dependent or spouse, and (B) the amount of the withdrawal does not exceed the lesser of (1) the aggregate value of the Participant's 401(k) Account and vested Employer Account as of the Valuation Date immediately preceding the date of the withdrawal, and (2) for any taxable year of the Participant, $100,000 reduced by the aggregate amounts distributed under this subsection (d) from such Participant’s Individual Account for all prior taxable years. For purposes of this subsection (d), Hurricane Relief Deadline means (A) December 31, 2006 in the case of any withdrawal necessary because of an economic loss sustained by a Participant, and (B) March 31, 2006 (or such later date as may be specified by the Internal Revenue Service) in the case of any withdrawal necessary because of an economic loss sustained by a Participant’s eligible lineal ascendant or descendant, dependent or spouse. Hardship withdrawals shall be taken from a Participant's Individual Account in the following order: the 401(k) Account, then the portion of the Employer Account attributable to Matching Contributions, and then the portion of the Employer Account attributable to Employer profit sharing contributions.
For purposes of this subsection (d)(ii), “Immediate Financial Need” shall mean (A) an economic loss sustained by a Participant whose principal place of abode on August 28, 2005 was located in the Hurricane Katrina disaster area, (B) an economic loss sustained by a Participant whose principal place of abode on September 23, 2005 was located in the Hurricane Rita disaster area, (C) an economic loss sustained by a Participant whose principal place of abode on October 23, 2005 was located in the Hurricane Wilma disaster area, (D) or an economic loss sustained by a Participant’s lineal ascendant or descendant, dependent or spouse whose principal place of abode on August 29, 2005 was located in the Hurricane Katrina disaster area. The Administrator may rely upon representations by the Participant as to the Immediate Financial Need, unless the Administrator has actual knowledge to the contrary.
A Participant may, at any time during the three-year period beginning on the day after the date on which a hardship withdrawal (hereinafter referred to as a “Qualified Hurricane Distribution”) is received under this subsection (d)(ii), recontribute to the Plan all or any portion of the amount of that Qualified Hurricane Distribution. If a Participant elects to make a recontribution or recontributions of a Qualified Hurricane Distribution, such amount or amounts shall be allocated to the Participant’s Individual Account in the following order: the 401(k) Account to the extent the Qualified Hurricane Distribution was originally taken from the 401(k) Account, and then the Employer Account to the extent the Qualified Hurricane Distribution was originally taken from the Employer Account with any such amount to be considered first a recontribution of amounts attributable to Matching Contributions and then amounts attributable to Employer profit sharing contributions to the same extent such amounts were so considered upon withdrawal.
No withdrawal may be made under this subsection (d) by reason of an event described in (3), (4) or (5) of the first paragraph of this subsection (d) unless the distribution is in the form of a “lump sum distribution” within the meaning of Section 401(k)(10)(B)(ii) of the Code. In addition, no withdrawal may be made by reason of an event described in (4) or (5) of the first paragraph of this subsection (d) unless the transferor corporation continues to maintain the Plan after the disposition. Each withdrawal under this subsection (d) at the time it is paid shall be charged to the Individual Account of the Participant from which the withdrawal is made.
All withdrawals under this Section 14.5 shall be made as soon as administratively practicable following the date Notice of withdrawal is received by the Administrator or, if allowed by the Administrator, the Interactive Electronic Communication is given. The advance Notice requirement of this Section 14.5 may be waived by the Administrator in its sole discretion. All withdrawals under this Section 14.5 shall be based on the value of the Participant's 401(k) Account, Savings Account, Employer Account, Prior Pride Plan Account, Prior Plan Safe Harbor Account, Reinstatement Account and Rollover Account, as the case might be, as of the Valuation Date for which the withdrawal is to be made. Each withdrawal under this Section 14.5 at the time it is paid shall be charged to the 401(k) Account, Saving Account, Employer Account, Prior Plan Safe Harbor Account, Reinstatement Account and Rollover Account of the Participant from which the withdrawal is made. Withdrawals under this Section 14.5 shall, to the extent required by the Code, be subject to the provisions of Section 14.11. For all withdrawals under this Section 14.5, the Administrator shall allocate the withdrawal on a pro rata basis among the Participant's Investment Fund elections, subject to any restrictions or limitations applicable to a particular Investment Fund. Payments under this Section 14.5 shall be made in a single sum payment in cash.
22.    The second paragraph of Section 21.11 of the Plan is hereby amended to read as follows:
A loan to a Participant pursuant to this Section 21.11 shall be treated as a separate investment option with respect to such Participant; provided, however, the transfer of assets from one Investment Fund to another in order to facilitate a Plan loan to a Participant shall not constitute an investment election change pursuant to Section 21.9. Each loan under the Plan shall be granted from the Participant's vested Individual Account and shall come from his 401(k) Account, the vested portion of his Employer Account, his Prior Pride Plan Account, his Prior Plan Safe Harbor Account, and his Rollover Account, if any, on a pro-rata basis, each determined as of the most recent Valuation Date. To the extent the loan funds are taken from an account in accordance with the preceding sentence, they shall be withdrawn from that account on a pro-rata basis from each of the Investment Funds in which that account is invested. A loan subaccount shall be established and maintained by the Recordkeeper to account for the funding of any loan and the Participant's balance in the Investment Funds from which the loan proceeds are taken shall be reduced as provided in the preceding sentence to account for the funding of the loan. The Participant's loan subaccount shall be credited with interest at the loan repayment rate. As the Participant repays the loan, the balance in the loan subaccount shall be reduced and the Participant's balance in the Investment Funds then selected by the Participant for the particular account of the Participant from which the loan proceeds were originally derived shall be increased by allocating the Participant's loan repayments to such Investment Funds in which that account is invested in the same proportion as the Participant's most recent investment direction election.

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 1 to be executed on the date first above written.

ENSCO INTERNATIONAL INCORPORATED

By:	/s/ Brady K. Long Brady K. Long Vice President, General Counsel and Secretary